EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-93284 of Empire of Carolina, Inc. on Form S-8 of our reports dated March 30, 1998 (which reports include an explanatory paragraph as to an uncertainty regarding the Company's ability to continue as a going concern), appearing in this Annual Report on Form 10-K of Empire of Carolina, Inc. for the year ended December 31, 1997.


DELOITTE & TOUCHE LLP
Raleigh, North Carolina
March 30, 1998